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                                                                Exhibit 4(d)


                               AMENDMENT NO. 1
                                    TO THE
                        VIKING FINANCIAL SECURITY PLAN
                  (Second Complete Amendment and Restatement
                      Generally Effective July 1, 1992)

                 THIS AMENDMENT NO. 1 to the Viking Financial Security Plan (Second Complete Amendment and Restatement Generally Effective July 1, 1992) is made by Viking Freight System, Inc., effective January 1, 1996.

                 1. The second sentence of Section 1.26 of the Plan is hereby amended in its entirety to read as follows:

             The Investment Funds authorized by the Administrator to be offered to Participants and Beneficiaries are as set forth in Appendix A.

                 2. New Sections 1.37A and 1.38B are hereby added to the Plan to read as follows:

             1.37A "REX Stock". The voting common stock of Roadway Express, Inc.

             1.37B "REX Stock Fund". The Investment Fund described in Section 1.26, which is invested solely in REX Stock.

                 3. The final sentence of Section 7.1 is hereby amended in its entirety to read as follows:

             A list of the Investment Funds offered to Participants is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.
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                 4.       Part I. of Appendix A to the Plan is hereby amended
         in its entirety to read as follows:

              I.      Investment Funds Available as of January 1, 1996

                      The Investment Funds offered to Participants and Beneficiaries as of January 1, 1996 include this set of daily valued funds:


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

                          CATEGORY                 FUNDS
                          --------                 -----
                          INCOME                   Viking Income Accumulation

                          BALANCED                 Asset Allocation

                          EQUITY                   Roadway Stock
                                                   S&P 500 Stock
                                                   REX Stock

                 5. A new Appendix D is hereby added to the Plan to read as follows:

                                            APPENDIX D - REX
                                               STOCK FUND

                 The REX Stock Fund shall be subject to the following terms and conditions:

                 I. Dividends, interest and other distributions other than REX Stock received by the Trustee in respect of the REX Stock Fund shall be invested solely in Roadway Stock.

                II. A Participant may not direct the transfer of any portion of his Account not currently invested in the REX Stock Fund into the REX Stock Fund.

               III. Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of REX Stock held on his or her behalf in the REX Stock Fund. Prior to such voting or tendering of REX Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any
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         shares for which instructions are not received from Participant or
         Beneficiaries.

                 IV. The operation and administration of the REX Stock Fund shall be subject to the provisions of the Plan to the extent not inconsistent with the provisions of this Appendix.

                  IN WITNESS WHEREOF, Viking Freight System, Inc. has caused this Amendment No. 1 to be executed by its duly appointed officers.


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
In the presence of:                       VIKING FREIGHT SYSTEM, INC.

_________________________                 By:_________________________

                                          Title:______________________

                                          Date:_______________________


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